Exhibit 99.1

Contact: Sun Investor & Media Inquiries (505) 468-2341

Genesis Media Inquiries (484) 949-5647

Genesis HealthCare to Acquire Sun Healthcare Group, Inc.

Irvine, Calif. (Wednesday June 20, 2012)—Sun Healthcare Group, Inc. (NASDAQ GS: SUNH) today announced that it has signed a definitive agreement for the acquisition of Sun Healthcare (Sun) by Genesis HealthCare (Genesis). The combined company will be able to strengthen its core business lines and enhance its collective ability to provide the highest quality patient care while meeting the current challenges facing the healthcare industry.

Under the terms of the merger agreement, Genesis will acquire Sun for $8.50 per share of common stock in cash, resulting in a transaction value of approximately $275 million net of cash and debt acquired. Sun Healthcare’s Board of Directors unanimously approved the transaction. The closing of the transaction is subject to customary conditions, including approval by Sun stockholders, expiration of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, as well as regulatory approvals. The closing is expected to occur in the fall.

The transaction price represents a 43.1% premium over the closing sale price of Sun shares on Tuesday, June 19, 2012 and a 55.6% premium to the volume-weighted average closing sale price of approximately $5.46 during the 30 trading days prior to that date.

Regarding the transaction, William A. Mathies, Sun’s Chairman and Chief Executive Officer, stated, “The combined entity will have broad geographic reach and the scale necessary to remain competitive in the post-acute sector. On a combined basis, the two companies generated roughly $4 billion in revenue in 2011 and will have more than 420 facilities and 75,000 employees.”

“This transaction brings together two companies with similar operating structures, experienced and deep management teams, and cultures committed to quality patient care,” Mathies continued. “Like Sun, Genesis operates a predominantly leased portfolio of skilled nursing and assisted living facilities as well as a fully integrated rehabilitation company. Together, the combined company will be able to use its strengths on a broader scale, which will be advantageous as the post-acute care industry continues to evolve.”

“This is a tremendous opportunity to grow our business with an established industry operator,” notes Genesis Chief Executive Officer George V. Hager, Jr. “Strategically, we will be able to improve economies of scale while enhancing our footprint and breadth of services. We look forward to welcoming Sun employees to the Genesis family and working together to build a stronger company.”

Barclays is acting as Genesis’ exclusive financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP, Williams Mullen and Arnall Golden Gregory LLP are acting as its legal advisors.

MTS Health Partners, L.P. is acting as Sun’s exclusive financial advisor, and O’Melveny & Myers LLP is acting as its legal advisor.

Additional Information and Where to Find It

In connection with the acquisition, Sun will file a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). The definitive proxy statement will be mailed to stockholders of Sun. Investors and stockholders of Sun are urged to read the definitive proxy statement and other relevant documents when they become available because they will contain important information about the transaction. Copies of these documents (when they become available) may be obtained free of charge by making a request to Sun’s Investor Relations Department either in writing to Sun Healthcare Group, Inc., 101 Sun Avenue, N.E., Albuquerque, New Mexico 87109, or by telephone to (505) 468-2341. In addition, documents filed with the SEC by Sun may be obtained free of charge at the SEC’s website at www.sec.gov or by clicking on “SEC Filings” on Sun’s website at www.sunh.com.

Sun and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Sun’s stockholders in respect of the transaction. Information concerning the ownership of Sun’s securities by Sun’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information is also available in Sun’s proxy statement for its 2012 Annual Meeting of Stockholders filed with the SEC on April 30, 2012. Information regarding Sun’s directors, executive officers and other persons who may, under rules of the SEC, be considered participants in the solicitation of proxies in connection with the transaction, including their respective interests in the transaction by security holdings or otherwise, will be set forth in the definitive proxy statement concerning the transaction when it is filed with the SEC. Each of these documents is, or will be, available as described above.

About Sun Healthcare Group, Inc.

Sun Healthcare Group, Inc. (NASDAQ: SUNH) is a healthcare services company, serving principally the senior population, with consolidated annual revenues in excess of $1.9 billion and approximately 28,000 employees in 46 states. Sun’s services are provided through its subsidiaries: as of Mar. 31, 2012, SunBridge Healthcare and its subsidiaries operate 158 skilled nursing centers, 13 combined skilled nursing, assisted and independent living centers, 10 assisted living centers, two independent living centers and seven mental health centers with an aggregate of 21,444 licensed beds in 23 states; SunDance Rehabilitation provides rehabilitation therapy services to affiliated and non-affiliated centers in 36 states; CareerStaff Unlimited provides medical staffing services in 40 states; and SolAmor Hospice provides hospice services in 11 states. For more information, go to www.sunh.com.

About Genesis HealthCare, LLC

Genesis HealthCare is one of the nation’s largest skilled nursing care providers with over 200 skilled nursing centers and assisted living residences in 13 eastern states. Genesis also supplies rehabilitation therapy to over 1,100 healthcare providers in 35 states and the District of Columbia. For more information, go to www.genesishcc.com.

Forward-Looking Statements

Statements made in this release that are not historical facts are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “hope,” “intend,” “may” and similar expressions. Forward-looking statements in this release include all statements regarding the expected benefits and timing of the proposed transaction. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, delays in or failure to satisfy required closing conditions, including the receipt of required regulatory approvals with respect to the transaction; failure to consummate or delay in consummating the transaction for other reasons; the possibility that the expected benefits may not materialize as expected; and failure to successfully integrate the infrastructure and employees of Genesis and Sun. More information on factors that could affect Sun’s business and financial results are included in Sun’s filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available on Sun’s web site, www.sunh.com. There may be additional risks of which Sun is presently unaware or that it currently deems immaterial.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Sun’s control. Sun cautions investors that any forward-looking statements made by Sun are not guarantees of future performance and are only made as of the date of this release. Sun disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.